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                                                                    EXHIBIT 11.1

                          MEDSTONE INTERNATIONAL, INC.

                      COMPUTATION OF PER SHARE INFORMATION




                                                  THREE MONTHS ENDED MARCH 31,
                                                    1996               1995
                                                 ----------          ----------
Earnings:
  Net income  . . . . . . . . . . . . . .        $  617,314          $1,092,678
                                                 ==========          ==========

Computation of primary per share
 information:
  Shares:
    Weighted average number of
       shares outstanding   . . . . . . .         5,534,173           5,156,982

    Add effect of outstanding
       options and warrants (a) . . . . .           142,690             280,557
                                                 ----------          ----------
    Number of shares outstanding, as
       adjusted   . . . . . . . . . . . .         5,676,863           5,437,539
                                                 ==========          ==========

  Primary earnings per share:
    Net income    . . . . . . . . . . . .        $      .11          $      .20
                                                 ==========          ==========

Computation of fully diluted per
 share information:
  Shares:
    Weighted average number of
       shares outstanding   . . . . . . .         5,534,173           5,156,982
    Add effect of outstanding
       options and warrants (a)   . . . .           147,772             283,201
                                                 ----------          ----------

    Number of shares outstanding as
       adjusted   . . . . . . . . . . . .         5,681,945           5,440,183
                                                 ==========          ==========

  Fully diluted earnings per share:
    Net income    . . . . . . . . . . . .        $      .11          $      .20
                                                 ==========          ==========

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(a)  As determined by the application of the treasury stock method.





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